UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2007

Commission File Number 0-27958

FLANDERS CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	13-3368271
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2399 26th Avenue North, St. Petersburg, Florida	33713
(Address of principal executive offices)	(Zip Code)

(727) 822-4411

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 13, 2007, Our Board of Directors removed Steven Clark as an officer, including his position as President, Chief Executive Officer and Chief Financial Officer.  Robert Amerson, our current Chairman of the Board, assumed the position of Chief Executive Officer and President.  We are not making any changes to the current compensation arrangements for Mr. Amerson in connection with these actions.  In addition, our Board of Directors appointed Harry Smith as Chief Operating Officer.  Buddy Mercer maintains his position as our Vice President of Manufacturing.

Mr. Smith has a long history in the air filtration industry.  He has worked at Flanders holding  roles of increasing responsibility including working with the Flanders direct offices;  ARW -Wholesale Division; FSS-Filter Sales and Service; FFI-Flanders Filters Inc; CSC-Charcoal Services Inc, and AirSeal Filter Housings.  Mr. Smith received his Bachelor of Science degree in Business Administration from East Carolina University in 1992.  His current salary is $175,000.

We also appointed Cully Bohush as our temporary Chief Accounting Officer.  He has been the Corporate Controller of Flanders Corporation for over 5 years.  From 1997 to 2002 Mr. Bohush worked in public acounting for a couple of CPA firms including Deloitte & Touche, LLP.  He is a Certified Public Accountant in the state of Florida and has a Bachelor’s Degree in Accounting from the University of Buffalo as well as a Masters of Accountancy Degree from the University of South Florida.  His current salary is $115,000.

Item 7.01 Regulation FD Disclosure

On August 14, 2007, Flanders issued a Regulation FD Disclosure news release.  A copy of the news release is attached hereto as Exhibit 99.1.

The information in this report is being furnished under Item 7.01, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:

August 15, 2007

FLANDERS CORPORATION

By:  /s/  Robert Amerson

Robert Amerson

Chief Executive Officer

EXHIBIT INDEX

99.1	News Release dated August 14, 2007

Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Flanders Corporation Announces Change in Management

St. Petersburg, Florida, August 14, 2007 – Flanders Corporation (NASDAQ: FLDR) announced today that Steven K. Clark has been removed as President, Chief Executive Officer as well as his temporary position of Principal Accounting Officer.  Mr. Clark remains a member of the Board of Directors.

The Board of Directors has appointed Robert Amerson as Chief Executive Officer.  Mr. Amerson previously served as Chief Executive Officer of the Company.

Mr. Amerson stated “I want to thank Steve for his service to the Company. The Board felt that a change in direction was necessary at this time.” Amerson added, “Management will immediately undertake a review of all operations including factory utilization, sales practices, product mix and staffing with an eye toward increasing shareholder value by improving utilization and operations.”

The Company also announced that Harry Smith has been appointed Chief Operating Officer. Mr. Smith has a long history in the air filtration industry.  He has worked at Flanders holding  roles of increasing responsibility including working with the Flanders direct offices;  ARW -Wholesale Division; FSS-Filter Sales and Service; FFI-Flanders Filters Inc; CSC-Charcoal Services Inc, and AirSeal Filter Housings.

Mr. Amerson stated, “Harry is a tremendous asset to Flanders. He understands the business, our factories, sales and all constituencies. His appointment creates consistency within the organization, and will help us improve operations.”

The Company additionally announced that Buddy Mercer will remain as Vice President of Operations.

The Company finally announced that Cully Bohush has been appointed interim Chief Accounting Officer. The Company will conduct a search for a permanent Chief Financial Officer.  Mr. Bohush, a Certified Public Accountant has been Controller of Flanders for over 5 years.  He has a background in public accounting having worked with various CPA firms including Deloitte & Touche, LLP.

SAFE HARBOUR

This press release contains forward-looking statements that are inherently subject to risk. These forward-looking statements are not intended to be promises or predictions of the future and may be affected by a number of factors that may change the currently anticipated outcome. These factors include a review by Management of all operations including factory utilization, sales practices, product mix and staffing with an eye toward increasing shareholder value by improving utilization and operation and Mr. Smith’s appointment creating consistency within the organization, and will help us improve operations. These factors, and others, are discussed in Flanders' periodic reports filed with the Securities and Exchange Commission and should be reviewed by the reader of this press release.

ABOUT FLANDERS

Flanders is a leading air filtration products manufacturer. Flanders' products are utilized by many industries, including those associated with commercial and residential heating, ventilation and air conditioning systems, semiconductor manufacturing, ultra-pure materials, biotechnology, pharmaceuticals, synthetics, nuclear power and nuclear materials processing.

For further information on Flanders and its products, visit its web site at http://www.flanderscorp.com/ or contact Robert Amerson at (252) 946-8081